Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 13, 2007 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the application of Statement of Financial Accounting Standards No. 123(R) and SAB 108 as of January 31, 2007) accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the 2007 Annual Report of SeaChange International, Inc. and subsidiaries on Form 10-K for the year ended January 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of SeaChange International, Inc. on Form S-3 (No. 333-56410 with an effective date of April 30, 2002) and Forms S-8 (Nos. 333-136322 with an effective date of August 4, 2006, 333-17379 with an effective date of December 6, 1996, 333-100160 with an effective date of September 27, 2002, 333-65854 with an effective date of July 25, 2001, 333-113761 with an effective date of March 19, 2004 and 333-128987 with an effective date of October 13, 2005).

/s/ Grant Thornton LLP

April 13, 2007
Boston, Massachusetts